Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Glatfelter Corporation

(Exact name of registrant as specified in its charter)

Pennsylvania	23-0628360
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

4350 Congress Street, Suite 600 Charlotte, North Carolina	28209
(Address of Principal Executive Offices)	(Zip Code)

Glatfelter Corporation 2022 Long-Term Incentive Plan,

as Amended and Restated

(Full title of the plan)

Jill L. Urey

Vice President, Chief Legal & Compliance Officer & Corporate Secretary

4350 Congress Street, Suite 600

Charlotte, North Carolina 28209

(Name and address of agent for service)

(704) 885-2555

(Telephone number, including area code, of agent for service)

With a copy to:

Mims Maynard Zabriskie, Esq.

Celia A. Soehner, Esq.

Morgan, Lewis & Bockius LLP

1701 Market Street,

Philadelphia, PA 19103

(215) 963-5000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☑

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

EXPLANATORY NOTE

Pursuant to General Instruction E of Form S-8, Glatfelter Corporation (the “Company” or the “Registrant”) is filing this Registration Statement on Form S-8 (this “Registration Statement”) to register the offer and sale of an additional 675,000 shares of common stock, par value $0.01 per share (the “Common Stock”), under the Glatfelter Corporation 2022 Long-Term Incentive Plan, as Amended and Restated (the “Amended Plan”). This Registration Statement hereby incorporates by reference the contents of the Company’s Registration Statement on Form S-8 filed with the Securities and Exchange Commission (the “Commission”) on May  11, 2022 (File No. 333-264855).

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The following documents previously filed by the Registrant with the Commission are incorporated by reference into this Registration Statement:

(1)	The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022, filed with the Commission on February 27, 2023;

(2)	The Registrant’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2023, filed with the Commission on May 4, 2023;

(3)	The Registrant’s Current Reports on Form 8-K filed with the Commission on February 21, 2023, March 31, 2023, April 5, 2023 (excluding Item 7.01), and May 5, 2023; and

(4)

The description of the Registrant’s Common Stock contained in its Registration Statement on Form 8-A filed with the Commission on October 23, 1998, as updated by the Description of the Registrant’s Common Stock filed with the Commission on February 27, 2023 as Exhibit 4.4 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022.

All reports and other documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) prior to the filing of a post-effective amendment to this Registration Statement that indicates that all of the shares of Common Stock offered have been sold or that deregisters all of such shares then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of the filing of such reports and documents. Unless expressly incorporated into this Registration Statement, a report furnished but not filed on Form 8-K shall not be incorporated by reference into this Registration Statement to the extent furnished but not filed.

Any statement contained herein or in a document all or a portion of which is incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8.	Exhibits.

A list of exhibits filed herewith is contained in the Exhibit Index that immediately precedes such exhibits and is incorporated herein by reference.

EXHIBIT INDEX

Exhibit No.	Description

5.1*	Opinion of Morgan, Lewis & Bockius LLP

23.1*	Consent of Deloitte & Touche LLP

23.2*	Consent of Morgan, Lewis & Bockius LLP (included in Exhibit 5.1)

24.1*	Power of Attorney (included on signature pages hereto)

99.1*	Glatfelter Corporation 2022 Long-Term Incentive Plan, as Amended and Restated

107*	Filing Fee Table.

*	Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Charlotte, State of North Carolina, on this 8th day of May, 2023.

GLATFELTER CORPORATION

By:	/s/ Thomas M. Fahnemann
Thomas M. Fahnemann
President and Chief Executive Officer

POWER OF ATTORNEY

The undersigned do hereby constitute and appoint David C. Elder, Thomas M. Fahnemann and Ramesh Shettigar, and each of them acting singly, our true and lawful attorneys and agents, to sign for us or any of us in our names and in the capacities indicated below, any and all amendments (including post-effective amendments) to this Registration Statement and to file the same, with all exhibits thereto and other documents required in connection therewith, and to do any and all acts and things in our names and in the capacities indicated below, which said attorneys and agents, or any of them, may deem necessary or advisable to enable said corporation to comply with the Securities Act and any rules, regulations, and requirements of the Commission, in connection with this Registration Statement; and the Registrant does hereby ratify and confirm all that the said attorneys and agents, or any of them, shall do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of the date indicated.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Thomas M. Fahnemann Thomas M. Fahnemann	President and Chief Executive Officer (Principal Executive Officer)	May 8, 2023

/s/ Ramesh Shettigar Ramesh Shettigar	Senior Vice President, Chief Financial Officer & Treasurer (Principal Financial Officer)	May 8, 2023

/s/ David C. Elder David C. Elder	Vice President, Finance & Chief Accounting Officer (Principal Accounting Officer)	May 8, 2023

/s/ Bruce Brown Bruce Brown	Director	May 8, 2023

/s/ Kathleen Dahlberg Kathleen Dahlberg	Director	May 8, 2023

/s/ Kevin M. Fogarty Kevin M. Fogarty	Non-Executive Chairperson, Director	May 8, 2023

/s/ Marie T. Gallagher Marie T. Gallagher	Director	May 8, 2023

/s/ Darrel Hackett Darrel Hackett	Director	May 8, 2023

/s/ J. Robert Hall J. Robert Hall	Director	May 8, 2023

/s/ Lee C. Stewart Lee C. Stewart	Director	May 8, 2023